Exhibit 5.2

1221 Peachtree Street, N.E. • Suite 400 • Atlanta, Georgia 30361

Telephone: +1.404.521.3939 • jonesday.com

September 9, 2024

Bunge Global SA
Bunge Finance Europe B.V.
Bunge Limited Finance Corp.
c/o Bunge Global SA
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017

Re:	Registration Statement on Form S-3

Ladies and Gentlemen :

We have acted as counsel for Bunge Global SA, a stock corporation incorporated under Swiss law (“Guarantor”), Bunge Finance Europe B.V., a private company with limited liability incorporated under the laws of The Netherlands (“BFE”), and Bunge Limited Finance Corp., a Delaware corporation (“BLFC”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, of an indeterminate amount of (i) debt securities of BFE or BLFC (the “Debt Securities”), in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, and (ii) guarantees of BFE’s and BLFC’s obligations under the Debt Securities by Guarantor (the “Guarantees”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”). The Debt Securities and the Guarantees are collectively referred to herein as the “Securities.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Debt Securities, upon receipt of such lawful consideration therefor as the Board of Directors (or an authorized committee thereof) or other governing body of BFE or BLFC, as applicable, may determine, will constitute valid and binding obligations of BFE or BLFC, as applicable.

2.	Upon the execution, authentication, issuance, sale and delivery of the Debt Securities of BFE or BLFC, the Guarantees will constitute valid and binding obligations of Guarantor.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board of Directors (or an authorized committee thereof) or other governing body of Guarantor, BFE and BLFC, as applicable, the articles of association, organizational regulations or deed of incorporation of Guarantor and BFE, as applicable, and applicable law; (iv) Guarantor, BFE and BLFC, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement and any securities issuable upon conversion of any Security will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such securities; (v) the resolutions authorizing Guarantor, BFE and BLFC, as applicable, to issue, offer and sell the Securities will have been adopted by the Board of Directors (or an authorized committee thereof) or other governing body of Guarantor, BFE and BLFC, as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by the Guarantor, BFE and BLFC, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than Guarantor, BFE and BLFC.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS
DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID
MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH
SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Bunge Global SA

Bunge Finance Europe B.V.

Bunge Limited Finance Corp.

September 9, 2024

We have further assumed that: (i) such Debt Securities and related Guarantees will have been issued pursuant to an indenture that has been executed and delivered by Guarantor, BFE and BLFC, as applicable, and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities or Guarantees not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by Guarantor, BFE and BLFC, as applicable, and the trustee; and (iii) the Debt Securities and related Guarantees will be executed, authenticated, issued and delivered, in accordance with the provisions of the Indenture.

For the purposes of our opinions set forth above, we have further assumed that (i) Guarantor is and will be at the time of issuance of any Securities a stock corporation existing and in good standing under Swiss law; (ii) BFE is and will be at the time of issuance of any Securities a private company with limited liability and in good standing under the laws of the Netherlands; (iii) the Indenture, Debt Securities issued by BFE and the Guarantees will have been (a) authorized by all necessary corporate power of Guarantor and BFE, as applicable, and (b) executed and delivered by Guarantor and BFE under Swiss law and the laws of The Netherlands, as applicable; (iv) the choice of New York law to govern the Indenture and any choice of New York forum provisions included in the Indenture are valid choices under Swiss law and the laws of the Netherlands, as applicable, and (v) the execution, delivery, performance and compliance by Guarantor and BFE with the terms and provisions of the Indenture, Debt Securities issued by BFE and the Guarantees do not and will not violate or conflict with Swiss law or the laws of The Netherlands, as applicable, the provisions of the articles of association, organizational regulations or deed of incorporation of Guarantor and BFE, as applicable, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to Guarantor or BFE or its respective properties.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to Guarantor, we have assumed that the obligations of Guarantor under the Guarantees will be at the time of issuance of any Guarantees, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate or other entity purposes, or necessary or convenient to the conduct, promotion or attainment of the business of Guarantor and will benefit Guarantor, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of Guarantor, BFE and BLFC and others. The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

Bunge Global SA

Bunge Finance Europe B.V.

Bunge Limited Finance Corp.

September 9, 2024

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day